Exhibit 10.7

AMENDMENT TO

PROMISSORY NOTE

This Amendment (this “Amendment”) to a Promissory Note (the “Promissory Note”) issued on __________, 2018 by Accelerize Inc., a Delaware corporation with headquarters at 20411 SW Birch St., Ste. 250, Newport Beach, CA 92660 (the “Company”), to the Lender named below (the “Lender”), is entered as of the date set forth below. Each of the Company and the Lender may be referred to hereinafter as a “Party” and collectively, the “Parties”. Capitalized terms used but not defined herein shall have the meanings set forth in the Promissory Note.

WHEREAS, the Company issued the Promissory Note to the Lender on the date set forth above; and

WHEREAS, the Parties now wish to adjust the terms of prepayment of the Promissory Note.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.	Section 2 of the Promissory Note is hereby replaced in its entirety with the following:

Terms of Prepayment. At any time prior to the Maturity Date, the Borrower may prepay all of the outstanding Principal (at Borrower’s option or pursuant to provision 1(d) above). In connection with such prepayment, the Company shall issue to the Lender one share of the Company’s common stock for each dollar of original Principal. The Company shall not make any partial prepayments. A prepayment pursuant to these terms will extinguish all accrued but unpaid interest.

2.	All other terms and conditions of the Promissory Note shall remain in full force and effect.

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IN WITNESS WHEREOF, the Parties hereto have executed or caused to be executed this Amendment as of May 15, 2019.

LENDER:

Name:

ACCELERIZE INC.

By:
Name:	Brian Ross
Title:	Chief Executive Officer